Exhibit 24
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the several undersigned officers and directors whose signatures appear below, hereby makes, constitutes and appoints Lauren A. Mogensen and Ross E. Jeffries, Jr., and each of them acting individually, his or her true and lawful attorneys with power to act without any other and with full power of substitution, to prepare, execute, deliver and file in his or her name and on his or her behalf, and in each of the undersigned officer’s and director’s capacity or capacities as shown below, an Annual Report on Form 10-K for the year ended December 31, 2022, and all exhibits thereto and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, hereby ratifying and confirming all acts and things which said attorneys or attorney might do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, each of the undersigned officers and directors, in the capacity or capacities noted, has hereunto set his or her hand as of the date indicated below.

Signature	Title	Date

/s/ Brian T. Moynihan	Chief Executive Officer, President, Chair and Director (Principal Executive Officer)	February 1, 2023
Brian T. Moynihan

/s/ Alastair M. Borthwick	Chief Financial Officer (Principal Financial Officer)	February 14, 2023
Alastair M. Borthwick

/s/ Rudolf A. Bless	Chief Accounting Officer (Principal Accounting Officer)	February 14, 2023
Rudolf A. Bless

/s/ Sharon L. Allen	Director	February 1, 2023
Sharon L. Allen

/s/ José E. Almeida	Director	February 1, 2023
José E. Almeida

/s/ Frank P. Bramble, Sr.	Director	February 18, 2023
Frank P. Bramble, Sr.

/s/ Pierre J.P. de Weck	Director	February 1, 2023
Pierre J.P. de Weck

/s/ Arnold W. Donald	Director	February 1, 2023
Arnold W. Donald

/s/ Linda P. Hudson	Director	February 1, 2023
Linda P. Hudson

/s/ Monica C. Lozano	Director	February 1, 2023
Monica C. Lozano

/s/ Lionel L. Nowell III	Director	February 1, 2023
Lionel L. Nowell III

/s/ Denise L. Ramos	Director	February 1, 2023
Denise L. Ramos

/s/ Clayton S. Rose	Director	February 1, 2023
Dr. Clayton S. Rose

/s/ Michael D. White	Director	February 1, 2023
Michael D. White

/s/ Thomas D. Woods	Director	February 1, 2023
Thomas D. Woods

/s/ R. David Yost	Director	February 1, 2023
R. David Yost

/s/ Maria T. Zuber	Director	February 1, 2023
Dr. Maria T. Zuber